Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 23, 1995, included in CINergy Corp.'s Annual Report on Form 10-K for the year ended December 31, 1994, into its previously filed Registration Statement Nos. 33-55267, 33-55291, 33-55293, 33-55713, 33-56067, 33-56089, 33-56091, 33-56093 and 33-56095.


Arthur Andersen LLP
Cincinnati, Ohio,
March 27, 1995